EXHIBIT 15
LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Stockholders
Unum Group

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-81669) pertaining to:

a.	Provident Companies, Inc. Stock Plan of 1999

b.	Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998

c.	Employee Stock Option Plan of 1998

d.	Amended and Restated Annual Management Incentive Compensation Plan of 1994,

2.	Registration Statement (Form S-8 No. 333-85882) pertaining to:

a.	UnumProvident Corporation Stock Plan of 1999

b.	UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002)

c.	UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001)

d.	UnumProvident Corporation Broad-Based Stock Plan of 2002

e.	UnumProvident Corporation Employee Stock Option Plan,

3.	Registration Statement (Form S-8 No. 333-123422) of Unum Group (formerly UnumProvident Corporation) pertaining to:

a.	UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan

b.	UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004,

4.	Registration Statement (Form S-8 No. 333-145400) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2007,

5.	Registration Statement (Form S-8 No. 333-158885) of Unum Group pertaining to the Unum Limited Savings-Related Share Option Scheme of 2008,

6.	Registration Statement (Form S-3 ASR No. 333-177892),

7.	Registration Statement (Form S-8 No. 333-183732) of Unum Group pertaining to the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011, and

8.	Registration Statement (Form S-8 No. 333-183733) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2012,

of our report dated November 1, 2012 relating to the unaudited consolidated interim financial statements of Unum Group and subsidiaries that are included in this Form 10-Q for the quarter ended September 30, 2012.

/s/ ERNST & YOUNG LLP
Chattanooga, Tennessee
November 1, 2012